Exhibit 10(l)

AMERICAN MEDICAL ALERT CORP.
2010 EQUITY INCENTIVE PLAN
STOCK OPTION AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the American Medical Alert Corp. 2010 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Stock Option Award Agreement (the “Award Agreement”).

I.           NOTICE OF STOCK OPTION GRANT

Participant Name:

Address:

You have been granted an Option to purchase Common Stock of American Medical Alert Corp. (the “Company”), subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Exercise Price per Share	$

Total Number of Shares Granted

Total Exercise Price	$

Type of Option:		Incentive Stock Option

Nonstatutory Stock Option

Term/Expiration Date:

Vesting Schedule:

Subject to any acceleration provisions contained in the Plan or set forth below, this Option may be exercised, in whole or in part, in accordance with the following schedule:

[Insert vesting timetable applicable to Participant], subject to Participant continuing to be a Service Provider through each such date.]

Post-Termination Exercise Period:

This Option will be exercisable for three (3) months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability, in which case this Option will be exercisable for twelve (12) months after Participant ceases to be Service Provider.  Notwithstanding the foregoing, in no event may this Option be exercised after the Term/Expiration Date as provided above.

By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Stock Option Grant, attached hereto as  Exhibit A, all of which are made a part of this document.  Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT:	AMERICAN MEDICAL ALERT CORP.

Signature	Name:
Title:

Print Name

Residence Address:

EXHIBIT A

TERMS AND CONDITIONS OF STOCK OPTION GRANT

1.           Grant of Option.    The Company hereby grants to the Participant named in the Notice of Grant attached as Part I of this Award Agreement (the “Participant”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an ISO under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  However, if this Option is intended to be an ISO, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it will be treated as a Nonstatutory Stock Option (“NSO”).  Further, if for any reason this Option (or portion thereof) will not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as an NSO granted under the Plan. In no event will the Administrator, the Company or any Subsidiary or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.

2.           Vesting Schedule.    Except as provided in Section 3, the Option awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Award Agreement unless Participant shall have been providing Continuous Service from the Date of Grant through and on the date such vesting occurs.

3.           Administrator Discretion.    The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan.  If so accelerated, such Option will be considered as having vested as of the date specified by the Administrator.

4.           Exercise of Option.

(a)           Right to Exercise.    This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Award Agreement.

(b)           Method of Exercise.    This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit B (the “Exercise Notice”) or, if determined to be advisable by the Administrator, in a manner and pursuant to such procedures as the Administrator may determine, which must state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan.  The Exercise Notice must be completed by Participant and delivered to the Company.  The Exercise Notice must be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable tax withholding.  This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

5.           Method of Payment.    Payment of the aggregate Exercise Price may be by any of the following, or a combination thereof, at the election of Participant.

(a)           cash;

(b)           check;

(c)           consideration received by the Company under a formal broker-assisted or other cashless exercise program implemented by the Company in connection with the Plan; or

(d)           surrender of other Shares which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares, provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as determined in the sole discretion of the Administrator.

6.           Tax Obligations.

(a)           Withholding Taxes.    Notwithstanding any contrary provision of this Award Agreement, no certificate representing the Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) have been made by Participant with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares.  To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to Participant.  If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time of the Option exercise, Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(b)           Notice of Disqualifying Disposition of ISO Shares.    If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Grant Date, or (ii) the date one (1) year after the date of exercise, Participant must immediately notify the Company in writing of such disposition. Participant agrees that, in the event of such a disqualifying disposition, Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.

7.           Rights as Shareholder.    Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a shareholder of the Company in respect of any Shares covered by any Award until the Participant becomes the record holder of such Shares.

8.           No Guarantee of Continued Service.    PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUOUS SERVICE AT THE WILL OF THE COMPANY (OR THE SUBSIDIARY EMPLOYING OR OTHERWISE RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED OR RETAINED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUATION OF CONTINUOUS SERVICE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE, SUBJECT TO ANY EXPRESS PROVISIONS TO THE CONTRARY CONTAINED IN ANY WRITTEN EMPLOYMENT OR SIMILAR AGREEMENT BETWEEN PARTICIPANT AND THE COMPANY.

9.           Address for Notices.    Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company, in care of its Stock Plan Administrator at American Medical Alert Corp, 36-36 33rd Street, Long Island City, NY 11106, or at such other address as the Company may hereafter designate in writing.

10.           Non-Transferability of Option.    This Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution and any such purported sale, pledge, assignment, hypothecation, transfer, or disposition shall be void and unenforceable against the Company or any Subsidiary.  This Option may be exercised, during the lifetime of the Participant, only by the Participant.  Notwithstanding the foregoing, the Administrator, in its discretion, may permit the transfer, solely as gifts or pursuant to a domestic relations order during a Participant’s lifetime, of a NSO to a Participant’s immediate family members (as determined in accordance with the Plan).

11.           Additional Conditions to Issuance of Stock.    If at any time the Company determines, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance shall not occur unless and until such listing, registration, qualification, consent or approval is effected or obtained free of any conditions not acceptable to the Company.  The Company will make all commercially reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.  Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.

12.           Plan Governs.    This Award Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.  Capitalized terms used and not defined in this Award Agreement have the meaning set forth in the Plan.

13.           Administrator Authority.    The Administrator has the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested).  All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons.  No Administrator (or member thereof) will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

14.           Electronic Delivery.    The Company may, in its sole discretion, decide to deliver any documents related to Options awarded under the Plan or future options that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means.  Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

15.           Data Protection.    By participating in the Plan, the Participant consents to the collection, processing, transmission and storage by the Company in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of introducing and administering the Plan.  The Company may share such information with any Subsidiary, the trustee of any employee benefit trust, its registrars, trustees, brokers, other third party administrator or any Person who obtains control of the Company or acquires the Company, undertaking or part-undertaking which employs the Participant, wherever situated.

16.           Agreement Severable.    If any provision of this Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or the Award granted hereunder under any law deemed applicable by the Administrator, such provision will be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan and/or the Award granted hereunder, such provision will be stricken as to such jurisdiction, and the remainder of this Award Agreement will remain in full force and effect.

17.           Waiver.  No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

18.           Successors and Assigns.  Subject to the limitations on the transferability of this grant contained herein and in the Plan, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

19.           Entire Agreement.  This Award Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter hereof.  They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

20.           Governing Law.   The validity, interpretation and enforcement of this Award Agreement (and any exercise notices relating hereto), matters arising out of or related to this Award Agreement (and any exercise notices relating hereto) or its making, performance or breach, and related matters shall be governed by the internal laws of the State of New York (without reference to choice of law doctrine).  Any legal action or proceeding concerning the validity, interpretation and enforcement of this Award Agreement (and any exercise notices relating hereto), matters arising out of or related to this Award Agreement (and any exercise notices relating hereto) or its making, performance or breach, or related matters shall be brought exclusively in the courts of the State of New York in New York County or of the United States of America for the Southern District of New York, and all parties consent to the exclusive jurisdiction of those courts, waiving any objection to the propriety or convenience of such venues.

21.            Interpretation.  All pronouns and words used in this Agreement shall be read in the appropriate number and gender, the masculine, feminine and neuter shall be interpreted interchangeably and the singular shall include the plural and vice versa, as the circumstances may require.

22.           Headings; Facsimile Signatures; Counterparts.  The section headings in this Agreement are for reference purposes only and shall not define, limit or affect the meaning or interpretation of this Agreement.  This Agreement may be signed in one or more counterparts and delivered by facsimile or electronic transmission in .pdf format, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

EXHIBIT B

AMERICAN MEDICAL ALERT CORP.
2010 EQUITY INCENTIVE PLAN
EXERCISE NOTICE

American Medical Alert Corp.

Attention: Stock Plan Administrator

1.           Exercise of Option.    Effective as of today,                         ,             , the undersigned (“Purchaser”) hereby elects to purchase                   shares (the “Shares”) of the Common Stock of American Medical Alert Corp. (the “Company”) under and pursuant to the 2010 Equity Incentive Plan (the “Plan”) and the Stock Option Award Agreement dated                    (the “Award Agreement”). The purchase price for the Shares will be $                  , as required by the Award Agreement.

2.           Delivery of Payment.    Purchaser herewith delivers to the Company the full purchase price of the Shares (by the method checked off below) and any required tax withholding to be paid in connection with the exercise of the Option.

___	cash

___	check;

___	broker-assisted or other cashless exercise program, if implemented by the Company

____	surrender of other shares of the Company’s Common Stock which have a Fair Market Value on the date of surrender equal to the purchase price

3.           Representations of Purchaser.    Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.  As of the date hereof, Purchaser is in full compliance with the terms and conditions of the Plan and the Award Agreement.

4.           Rights as Shareholder.    Until the Purchaser becomes the record holder of the Shares, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option.  The Shares so acquired will be issued to Purchaser as soon as practicable after exercise of the Option.  No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 16 of the Plan.

5.           Tax Consultation.    Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares.  Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

Submitted by:	Accepted by:

PURCHASER:	AMERICAN MEDICAL ALERT CORP.

Signature	By

Print Name	Title

Address:

Date Received